U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form 8-K


CURRENT REPORT UNDER SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Date of Report:	March 5, 1999

________________________________________________________________


3D IMAGE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)


	Delaware			33-27627			76-0265438
(State of Incorporation)	(Commission File Number)	  (Tax Identification No.)


5172-G Brook Hollow Parkway, Norcross, Georgia  30071
(Address of principal executive offices)


Registrant's telephone number, including area code			(770) 416-8848

(Former name and former address, if changed since last report)

3D IMAGE TECHNOLOGY, INC.

TABLE OF CONTENTS

	ITEM									PAGE

	6.		Resignation of Directors and Officers		     1

	7		Exhibits						     2

		Signatures						     2



Item 6.  Resignation of Directors and Officers.

	On March 5, 1999, Bruce Herstowski, President and CEO, and
 Robert Hipple, CFO and Secretary, submitted their resignations as officers and directors of the Registrant,. Neither Mr. Herstowski nor Mr. Hipple expressed any disagreement with any policy of the Company or the Board of Directors and submitted no objection, written or otherwise, to any action of the Board or of the Registrant. Their resignations were stated in a letter of resignation dated March 5, 1999, to be due to their desire to be free to propose an independent plan to attempt to continue the 3D business of the Registrant and to prevent the business from being discontinued, with no potential return or recovery for the shareholders and creditors of the Registrant. Both will continue to act as employees of the Registrant, at the discretion of the Board
of Directors.   The resignations become effective at the close of business on
March 5, 1999.

Item 7.  Exhibits.

Resignation letter dated March 5, 1999, with attachment.

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated this 5th day of March, 1999.


						_/s/ Bruce Herstowski__________
						BRUCE A. HERSTOWSKI
						President and Chief Executive Officer


						_/s/ Robert J. Hipple___________
						ROBERT J. HIPPLE
						Chief Financial Officer


EXHIBITS:

March 5, 1999 Letter of Resignation

March 5, 1999

Mr. Breckenridge McKinley				By Facsimile and e-mail
Interim Chairman of the Board of Directors
3D Image Technology, Inc.
5172-G brook Hollow Parkway
Norcross, GA 30071

Dear Mr. McKinley:

Pursuant to and for the reasons stated in the letter dated March 1, 1999 to the three major shareholders of 3D Image Technology, Inc., a copy of which is attached, the undersigned hereby tender their resignations as directors and officers of 3D Image Technology, Inc., effective at the close of business today, March 5, 1999. We will continue as employees of 3D Image Technology under the existing agreements, and will continue to work to the best of our abilities on behalf of the company and its shareholders.

By copies of this letter, we are informing the other directors of the Company as well as the three majority shareholders, Mr. Allen Lo, BWN Holdings (USA), Inc., and Westgreen Corporation, of this decision. As noted in the March 1 letter, we do not wish to have our continued service as officers and directors act as a barrier to any plan proposed by these shareholders, or by any other party, to solve the financial crisis of 3D Image Technology, Inc.

In the event that no other plan is proposed or accepted in the next few weeks our resignations also will facilitate any proposal we might then decide to make to save the 3D business, in which we continue to believe, including one similar to the proposal made last week and referenced in the March 1 letter, without fear of claims of conflict of interest.

We remain hopeful that a solution to the continuing financial dilemma can be found by the principal shareholders.

Sincerely,


/s/ Bruce Herstowski
Bruce Herstowski



/s/ Robert Hipple___________________
Robert Hipple


March 1, 1999

Mr. Robert Carroll
BWN Holdings (USA), Inc.
1159 Norumbega Drive
Monrovia, CA 91016

Mr. Allen Lo
5022 Hidden Branches Drive
Dunwoody, GA. 30338

Mr. Sun Yufen
Citisteel Beijing
Room 1220, Capital Mansion
6, Xinyuan Nanlu
Bejing, China 100004

Gentlemen:

As management of 3D Image Technology, Inc., in which you collectively control a majority of the outstanding shares, we believe we have made clear to each of you, over the past several months, the continuing financial and operational problems facing the Company from early 1997, As a result of lack of working capital, more than $5 million in accumulated debts, lack of print material, and inability to process consumer 3D prints already in the market, these problems have now reached the crisis stage, and no viable solution appears to exist.

When no other solution appeared to be forthcoming last week, Management made a good faith "Proposal for the Continuation of 3D Business" to the Board of Directors of the Company and each of you received a copy directly. Under that Proposal, Management offered to assume the risk of locating funding and attempting to save the 3D business, by taking the liability of the Company for pre-paid unprocessed film, assuming certain operating leases which the Company can no longer pay, assuming the cost of continued patent maintenance which the Company can no longer support, and entering into an agreement with the Company to lease the 3D printers and license the business of the Company, in return both stock and continuing lease and license payments to the Company. We made it clear that this Proposal was a last attempt to save something for the shareholders and creditors of the Company before the Company shuts down all operations, and that we would welcome any other proposal from any other source, so that we would not have to undertake this last drastic step.

In response to this Proposal, we received information that CITIC appeared to be unwilling to proceed with the Proposal, but had no other solution. We

March 1, 1999
Page Two

facsimile letter from Mr. Lo dated February 26, 1999, indicating that he also would not support this Proposal, but again offering no solution to the crisis
or the imminent closing of the Company.   It is our perception that
Management's involvement in the "Proposal for Continuation of 3D Business" has once again become a barrier to any solution, and that there is a predisposition to distrust any solution, which is either advanced by or supported by Management, regardless of its potential benefit to the Company, its shareholders or its creditors. The Proposal which we made was made expressly with an expiration date of March 1 so that its existence would not delay or preclude any other possible solutions that any of you might propose. That expiration date has now arrived and, since there has been no acceptance of our Proposal, we assume it is no longer a consideration.

We do not wish to be a barrier, whether actual or perceived, to any effort to save the 3D business or the Company. For that reason, we are now offering to resign as officers and directors of the Company, but to remain as employees, so that this barrier will no longer exist. As employees of the Company, we would, of course, continue to do everything in our power to save the Company and the 3D business, at the direction and pleasure of the Board of Directors and new officers. Please let us know your desires and how you would like us to proceed. Unless we hear from you to the contrary, we will formally undertake to resign at the end of this week. In the meantime, we hope that some solution acceptable to all of you will be suggested to the financial issues as well as the continuing operating problems, including:

1. Whether consumer film already in house should be held or returned to consumers and the wholesale distribution channels, since the Company is nearly out of print material and has no funds to buy more.
2. If film is to be returned, what provision should be made for film already in house with prepaid coupons or with payment already accepted, and what provision should be made for prepaid processing not yet returned.
3. Whether the assets of Image Technology, Inc. located at the Norcross facility should be separated and moved to a separate location.
4. Whether the remaining operations should be halted and the remaining staff discharged to save the limited funds remaining for closing down the operation and starting a Chapter 11 proceeding.
5. What should be done about the considerable amount of patent maintenance expenses now due for which the Company has been paying in return for the right to use the consumer technology, but which the Company can no longer pay.
6. Whether arrangements should be made now for moving the assets of the Company to a storage facility, since the lease on the current facility


March 1, 1999
Page Three

expires at the end of April and there are no funds to renew the lease or to secure other space.
7. What should be done regarding the various pending lawsuits against the Company.
8. Whether creditors of the Company should be notified, and in particular VXL Capital, which has a security interest in all of the assets of the Company.
9. What steps should be taken regarding the trading of the shares, the delinquent SEC filings and further disclosure of the condition of the Company, which Management believes must be done immediately.

We hope that each of you, as the majority shareholders of the Company, will
understand the spirit in which our offer to resign is made.   We remain
committed to the 3D technology and to preserving the Company and its business, and are prepared to act at your further instructions and directions to this end. We wish only to remove the obvious obstacle to a rationale and businesslike solution, which our continued involvement as officers and directors seems to be preventing. We await your comments and response.

Sincerely,


/s/ Bruce Herstowski
Bruce Herstowski


/s/ Robert Hipple
Robert Hipple



0


7